OURIEL & ASSOCIATES
Attorneys at Law

Los Angeles
New York

November 25, 2012

Amrose Oil Corporation
3525 Sage Rd. Suite 1416
Houston, Texas 77056

Re: S-1 Registration Statement for common stock of Amrose Oil Company (the "Company")

Gentlemen:

You have requested our opinion as special counsel for Amrose Oil Company, Inc. a Nevada corporation (the "Company"), in connection with the registration of 1,090,000 shares of common stock of the Company, par value $0.001 per share (the "Shares") on the Company's Registration Statement on Form S-1 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"),

In rendering the opinion set forth herein, along with certain verbal representations of the Company and its officers, directors and agents, we have examined and relied solely upon the following documents of the Company (the "Documents"):

(a) Certificate of Incorporation of the Company;

(b) Bylaws of the Company, as amended to date; and

(c) Certified Resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Securities.

In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, and the legal capacity of all natural persons who have signed such documents.

We have also assumed the accuracy and veracity of the verbal statements made to us by the Company and its officers, directors, and agents. We have not undertaken any independent or further investigation beyond the Documents and such representations, nor have we independently verified the adequacy or accuracy of the Documents or such representations.

15021 Ventura Boulevard Suite 503 Sherman Oaks, CA 91403
Ph: (310) 923-8592 Fax: (310) 496-0642 Email: ourielkatzlaw@gmail.com

Based upon the foregoing and in reliance thereon and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Shares being registered under the Registration Statement for resale by selling shareholders have been duly authorized, validly issued, fully paid, and non-assessable.

We express no opinion as to compliance with the Act or "blue sky" laws of any state in which the stock is proposed to be offered and sold, or as to the effect, if any, which non-compliance with such laws might have on the validity of transfer of the stock.

This opinion covers only the matters set forth herein, and nothing in this opinion shall be deemed any express or implied opinion related to any other matters not specifically set forth above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference therein of our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

This opinion speaks only at and as of the date above and is based solely on the facts and circumstances known to us as of such date. In addition, in rendering this opinion, although we reserve the right to modify or amend this letter upon the receipt of additional information or otherwise, we expressly assume no obligation to revise, update or supplement this opinion in response to any subsequent factual or legal developments, nor to advise you of changes which may be brought to our attention after the date of the Registration Statement. The opinion expressed herein is provided solely for the benefit of the Company in connection with the filing of the Registration Statement with the Commission, and is not to be transmitted to any other person, nor is it to be relied upon by an other person or for any other purpose or referred to in any public document or filed with any government agency or other person without our prior written consent.

Very truly yours,

Ouriel & Associates